UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2018

TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	001-34657 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant's telephone number,
including area code)
N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                         ☐

Item 7.01.	Regulation FD Disclosure.
This supplemental information is provided by Texas Capital Bancshares, Inc. (the “Company”) to respond to investor questions regarding our updated guidance for second quarter 2018 provision expense and net charge-offs as reported in the 2018 Outlook (slide 13) included in the presentation slides (the “Outlook”) for the meetings referenced in the Company’s Form 8-K filed on Friday June 15, 2018.
The Outlook revised our previous guidance, disclosing that our second quarter 2018 provision is expected to be in the low- to mid-$20 million level, with net charge-offs in the high-$30 million level, and that we have updated our annual guidance for provision expense from mid-$50 to mid-$60 million to low- to mid-$60 million.
The elevated provision and charge-offs are primarily related to four loans, all of which were identified as non-accrual loans as of March 31, 2018. All four are multi-bank loans, with two qualifying as Shared National Credits, and we act as agent on three of the loans. Our individual exposures range from $12 million to $22 million, prior to any charge-offs taken in the second quarter of 2018. We had provided reserves for each of the loans as of March 31, 2018, but due to continued deterioration in some of the loans additional provision is warranted in the second quarter of 2018.
One of the loans is energy-related, specifically coal methane, and represents a small percentage of our energy portfolio. Two of the loans are leveraged health care, which has not been an industry of focus for us. The fourth loan is general C&I, and the nature of the credit problem is unique to the borrower. Three of the four loans are in our Texas footprint, and all four have been on the books for three or more years.
Based on the circumstances of the four loans as described above, we do not believe they represent broader systemic issues within our markets or our portfolio.

This Current Report on Form 8-K may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this Form 8-K speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 19, 2018	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie Anderson
Julie Anderson Chief Financial Officer